Lease Agreement

This lease agreement is between Navjot Nanda ( the “Landlord”) and DNA Testing Centers, Corp.( the “Tenant”), a Florida corporation and made on October 1, 2014.

The Landlord grants the right to the tenant to occupy one area of the office, situated at 2378 Parkhaven Blvd. Oakville Ontario Canada (the “Premises”) on a month to month basis.

The area of the office is that the tenant can occupy is the outer office and open space area immediately adjacent to the main office. It comprises up to 1400 sq ft. Tenant shall have use of conference room as needed.

Rent shall include all utilities.

The desk and other office equipment remains the property of the Landlord and the Tenant is responsible for replacing any damaged equipment with a like for like replacement.

Tenant shall not be required to pay a deposit but shall reimburse Landlord for any damage to the Premises.

Tenant and Landlord must give one another 30 days notice to terminate this lease.

The Tenant shall pay the Landlord the sum of $1000 each calendar month for the use of the office during the Term.

The Landlord agrees to waive the right to be paid on the first day of each calendar month until such time as the Tenant has established the operation to which it is developing.

/s/ Navjot Nanda

By: Navjot Nanda, Landlord

DNA Testing Centers Corp.

/s/ Navjot Nanda

By: Navjot Nanda, Landlord